As filed with the Securities and Exchange Commission on June 27, 2005

Registration No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
The Securities Act of 1933

TREEHOUSE FOODS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-2311383 (I.R.S. Employer Identification No.)

1333 Butterfield Road, Suite 490 Downers Grove, Illinois (Address of Principal Executive Offices)	60515 (Zip Code)

TreeHouse Foods, Inc. 2005 Long-Term Stock Incentive Plan

(Full title of the Plan)

Thomas E. O’Neill, Esq.
Senior Vice President, General Counsel and Chief Administrative Officer
TreeHouse Foods, Inc.
1333 Butterfield Road, Suite 490
Downers Grove, Illinois 60515
(Name and address of agent for service)

(630) 512-0592
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

			Proposed maximum
Title of securities to be	Amount to be	Proposed maximum	aggregate offering	Amount of
registered (1)(2)	registered (1)(2)	offering price per share (3)	price (3)	registration fee (3)

Common Stock, $0.01 par value	4,750,167	$30.25	$143,692,552	$16,913

(1)	In accordance with Rule 416(a) under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional shares of common stock, par value $0.01 per share, which may be issued pursuant to the TreeHouse Foods, Inc. 2005 Long-Term Stock Incentive Plan to prevent dilution from stock splits, stock dividends or similar transactions.

(2)	Includes preferred stock purchase rights (the “Rights”) which initially attach to and trade with the shares of common stock being registered hereby. The value attributable to the Rights, if any, is reflected in the market price of the common stock.

(3)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h) and 457(c) under the Securities Act of 1933, as amended, on the basis of the average high and low sale prices reported for shares of the Registrant’s common stock on the New York Stock Exchange on June 23, 2005.

PART I

     The prospectus containing information required by Part I of Form S-8 and related to this Registration Statement is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8. TreeHouse Foods, Inc. (the “Registrant”) will send or give to each participant in the TreeHouse Foods, Inc. 2005 Long-Term Stock Incentive Plan a copy of the prospectus. In accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”), the prospectus is not being filed with or included in this Registration Statement. The prospectus and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the “Securities Act”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents previously filed with the SEC by the Registrant are incorporated by reference herein:

(1)	The Registrant’s Registration Statement on Form 10 (File No. 001-32504) initially filed on May 13, 2005, as amended (the “Form 10”);

(2)	The Registrant’s current report on Form 8-K, filed with the SEC on June 27, 2005; and

(3)	The description of the Registrant’s common stock and preferred stock purchase rights contained in the Form 10, including any amendment or report filed for the purpose of updating such description,

other than the portions of such documents, which by statute, by designation in such document or otherwise, are not deemed to be filed with the SEC or are not regarded to be incorporated herein by reference.

     All documents subsequently filed with the SEC by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment (i) which indicates that all securities offered herein have been sold or (ii) which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     Section 102 of the General Corporation Law of the State of Delaware (the “DGCL”) allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

     The Registrant’s certificate of incorporation includes a provision that eliminates the personal liability of the Registrant’s directors to the Registrant and its stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent prohibited by the DGCL.

     Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

     The Registrant’s certificate of incorporation provides that the Registrant will indemnify any person who was, is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by the Registrant or in the Registrant’s right), by reason of the fact that such person is, was or had agreed to become a director or officer of the Registrant or is or was serving or had agreed to serve at the Registrant’s request as a director, officer, partner, employee or trustee of, or in another similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by or on behalf of such person in connection therewith, provided that such person acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the Registrant’s best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     The Registrant’s certificate of incorporation also provides that the Registrant will indemnify any person who was or is made or is threatened to be made a party to any threatened, pending or completed action or suit by the Registrant or in the Registrant’s right, by reason of the fact that such person is, was or had agreed to become a director or officer of the Registrant or is or was serving or had agreed to serve at the Registrant’s request as a director, officer, partner, employee or trustee of, or in another similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred by or on behalf of such person in connection therewith, provided that such person acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the Registrant’s best interests, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the Registrant, unless, and only to the extent, that the Court of Chancery of Delaware determines upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses (including attorneys’ fees) the Court of Chancery of Delaware deems proper.

     The Registrant’s certificate of incorporation also provides that the Registrant shall pay the expenses incurred by a director or officer in defending any such proceeding in advance of its final disposition, subject to such person providing the Registrant with certain undertakings.

     The indemnification provisions contained in the Registrant’s certificate of incorporation are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise.

     In addition, the management investors are entitled to reimbursement of the reasonable expenses incurred by each of them in the performance of their duties to the Registrant and indemnification against any loss or liability suffered in connection with such performance pursuant to the terms of their employment agreements.

     The Registrant intends to obtain directors and officers liability insurance providing coverage to its directors and officers.

Item 7. Exemption From Registration Claimed.

     Not Applicable.

Item 8. Exhibits.

     The following documents are filed as exhibits to this Registration Statement:

Exhibit No.	Description
4.1	Form of Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to Amendment No. 1 to the Registrant’s Registration Statement on Form 10 filed on June 9, 2005 (File No. 001-32504))

4.2	Form of Amended and Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to Amendment No. 1 to the Registrant’s Registration Statement on Form 10 filed on June 9, 2005 (File No. 001-32504)).

4.3	Form of Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Registrant’s Registration Statement on Form 10 filed on June 9, 2005 (File No. 001-32504)).

4.4	Rights Agreement between the Registrant and The Bank of New York, as rights agent (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on June 27, 2005).

4.5	Form of Certificate of Designation of Series A Junior Participating Preferred Stock (attached as an Exhibit to the Rights Agreement filed as Exhibit 4.4 hereto).

4.6	Form of Rights Certificate (attached as an Exhibit to the Rights Agreement filed as Exhibit 4.4 hereto).

5	Opinion of Winston & Strawn LLP as to the legality of the securities being registered.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Winston & Strawn LLP (included in Exhibit 5).

24.1	Powers of attorney (included on the signature page of this Registration Statement).

Item 9. Undertakings.

     The Registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s’ annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Downers Grove, Illinois, on the 27th day of June, 2005.

TREEHOUSE FOODS, INC.
By:	/s/ Thomas E. O’Neill
Thomas E. O’Neill
Senior Vice President, General Counsel and Chief Administrative Officer

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sam K. Reed and Thomas E. O’Neill and each of them (with full power to each of them to act alone), his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Sam K. Reed	Chairman, Chief Executive Officer and Director	June 27, 2005

Sam K. Reed	(Principal Executive Officer)

/s/ E. Nichol McCully	Senior Vice President and Chief Financial Officer	June 27, 2005

E. Nichol McCully	(Principal Financial and Accounting Officer)

/s/ George V. Bayly	Director	June 27, 2005

George V. Bayly

/s/ Gregg L. Engles	Director	June 27, 2005

Gregg L. Engles

/s/ Michelle Obama	Director	June 27, 2005

Michelle R. Obama

/s/ Frank J. O’Connell	Director	June 27, 2005

Frank J. O’Connell

/s/ Gary D. Smith	Director	June 27, 2005

Gary D. Smith

/s/ Terdema L. Ussery, II	Director	June 27, 2005

Terdema L. Ussery, II

INDEX TO EXHIBITS

Exhibit No.	Description
4.1	Form of Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to Amendment No. 1 to the Registrant’s Registration Statement on Form 10 filed on June 9, 2005 (File No. 001-32504)).

4.2	Form of Amended and Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to Amendment No. 1 to the Registrant’s Registration Statement on Form 10 filed on June 9, 2005 (File No. 001-32504)).

4.3	Form of Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Registrant’s Registration Statement on Form 10 filed on June 9, 2005 (File No. 001-32504)).

4.4	Rights Agreement between the Registrant and The Bank of New York, as rights agent (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on June 27, 2005).

4.5	Form of Certificate of Designation of Series A Junior Participating Preferred Stock (attached as an Exhibit to the Rights Agreement filed as Exhibit 4.4 hereto).

4.6	Form of Rights Certificate (attached as an Exhibit to the Rights Agreement filed as Exhibit 4.4 hereto).

5	Opinion of Winston & Strawn LLP as to the legality of the securities being registered.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Winston & Strawn LLP (included in Exhibit 5).

24.1	Powers of attorney (included on the signature page of this Registration Statement).